Exhibit 23.1






CONSENT OF INDEPENDENT AUDITORS






         We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 3 to Form SB-2 on Form S-3) and Prospectus of Natural Gas Services Group, Inc. of our report dated February 13, 2004 accompanying the consolidated financial statements of Natural Gas Services Group, Inc. contained in the registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.





HEIN & ASSOCIATES LLP

Dallas, Texas
June 8, 2004